QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF CHLUMSKY, ARMBRUST & MEYER, LLC

        We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, in this Registration Statement on Form S-3 or in any amendment to the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading "Experts" in such Registration Statement and any related prospectuses.

Date: May 21, 2010	CHLUMSKY, ARMBRUST & MEYER, LLC
/s/ Kenneth L. Meyer
	Name:	Kenneth L. Meyer
	Title:	Principal Resource Geologist

QuickLinks

  Exhibit 23.4
CONSENT OF CHLUMSKY, ARMBRUST & MEYER, LLC